UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (date of earliest event reported): November 20, 2007

LYONDELL CHEMICAL COMPANY
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

1-10145 (Commission File Number)	95-4160558 (I.R.S. Employer Identification No.)

1221 McKinney Street, Suite 700, Houston, Texas (Address of principal executive offices)	77010 (Zip Code)

(713) 652-7200
(Registrant’s telephone number, including area code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐                 Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                 Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                 Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                 Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events

Lyondell Chemical Company (“Lyondell”) held a special meeting of its shareholders on November 20, 2007.  At the special shareholder meeting, each of the following proposals was approved by Lyondell’s shareholders:

1.	approve and adopt the Agreement and Plan of Merger, dated as of July 16, 2007, among Basell AF, BIL Acquisition Holdings Limited and Lyondell, as such agreement may be amended from time to time.

2.	adjourn the special meeting, if necessary, to solicit additional proxies if there are insufficient votes at the time of the special meeting to approve and adopt the merger agreement.

The votes, as tabulated by the independent inspector of elections, were as follows:

1. Approval and Adoption of Merger Agreement:
For:	166,895,281
Against:	747,927
Abstain:	365,305
Broker Non-Votes:	0

2. Adjournment Proposal:
For:	156,544,739
Against:	11,049,706
Abstain:	414,068
Broker Non-Votes:	0

The press release regarding this matter is being filed with this Current Report on Form 8-K as Exhibit 99.1.

Item 9.01                      Financial Statements and Exhibits

(d)           Exhibits.

99.1	Press Release

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LYONDELL CHEMICAL COMPANY

By:/s/ Kerry A. Galvin
Name:     Kerry A. Galvin
Title:       Senior Vice President and
General Counsel

Date:  November 20, 2007

INDEX TO EXHIBITS

Exhibit
Number                                Description

99.1	Press Release